SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934

         Date of report (Date of earliest event reported): July 11, 2003

                             USA TECHNOLOGIES, INC.

             (Exact Name of Registrant as Specified in its Charter)


Pennsylvania                    33-70992                      23-2679963
(State or other         (Commission File Number)          (I.R.S. Employer
jurisdiction of                                           Identification No.)
incorporation)


                          100 Deerfield Lane, Suite 140
                           Malvern, Pennsylvania 19355
              (Address of principal executive offices and zip code)


  Registrant's telephone number, including area code:   (610) 989-0340

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On July 11, 2003, USA Technologies, Inc. ("USA") purchased substantially all of the operating assets of Bayview Technology Group, LLC ("Bayview"), a Colorado limited liability company, pursuant to an asset purchase agreement. Bayview designs and manufactures energy conservation devices for the vending industry. The operating assets consist primarily of the patents and other intellectual property relating to such devices and customer accounts.

The purchase price for Bayview's assets was 20,000,000 shares of restricted Common Stock of USA (the "Stock") issued to Bayview, and a cash payment made by USA in the amount of $631,247 to a creditor of Bayview (paid from USA's working capital). The purchase price was determined as a result of an arms length negotiation between Bayview and USA. To the best knowledge of USA, neither USA, any affiliate, director, officer nor associate of any director or officer of USA had any material relationship with Bayview prior to the transaction.

Bayview has agreed not to sell any of the Stock until July 11, 2004, at which time Bayview shall be permitted to sell during each calendar month thereafter (on a non-cumulative basis) the greater of (i) 250,000 shares of the Stock, or
(ii) that number of shares of the Stock equal to five percent (5%) of the immediately prior calendar month's trading volume of the shares of Common Stock of USA. Subject to the foregoing restrictions, USA has agreed to use its best efforts to register all of the Stock for resale by Bayview under the Securities Act of 1933, as amended, for a period of one year (from July 11, 2004 through July 11, 2005).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS:

(a) Financial Statements of Business Acquired (Bayview Technology Group, LLC


(1) Audited Financial Statements:

            Independent Auditors' Report.                                                                                   F-1

            Balance Sheets as of December 31, 2002 and 2001.                                                                F-2

            Statements   of  Operations   for  year  ended   December  31,  2002 (Successor), period
            from June 1, 2001  (Commencement of Operations) through December 31, 2001 (Successor)
            and period from January 1, 2001 through May 31, 2001 (Predecessor)                                              F-3

            Statements of Members' Equity/Stockholders' Equity for year ended December 31, 2002 (Successor), period from June 1, 2001 (Commencement of Operations) through December 31, 2001 (Successor), and period from
            January 1, 2001 through May 31, 2001 (Predecessor).                                                             F-4

            Statements of Cash Flows for year ended December 31, 2002 (Successor), period from June 1, 2001
            (Commencement of Operations) through December 31, 2001 (Successor) and period from January 1, 2001
            through May 31, 2001 (Predecessor).                                                                             F-5

            Summary of Accounting Policies.                                                                                 F-6

            Notes to Financial Statements.                                                                                 F-12

(2) Unaudited Financial Statements:

            Balance Sheet as of March 31, 2003 (Unaudited).                                                                F-20

            Statements of Operations for the three months ended March 31, 2003
            and 2002 (Unaudited).                                                                                          F-21

            Statements of Stockholders' Equity (Deficit) for the three months
            ended March 31, 2003 and 2002 (Unaudited).                                                                     F-22

            Statements of Cash Flows for the three months ended March 31, 2003
            and 2002 (Unaudited).                                                                                          F-23

            Summary of Significant Accounting Policies (Unaudited).                                                        F-24

            Selected Notes to Financial Statements (Unaudited).                                                            F-27

(b) Pro Forma Financial Information (Unaudited):

    Pro Forma Consolidated Balance Sheet as of March 31, 2003 (Unaudited).                                                 F-32

    Pro Forma Consolidated Statement of Operations for the year ended
    June 30, 2002 (Unaudited).                                                                                             F-33

    Pro Forma Consolidated Statement of Operations for the nine months ended
    March 31, 2003 (Unaudited).                                                                                            F-34

    Notes to Pro Forma Consolidated Financial Statements (Unaudited)                                                       F-35


(c) Exhibits

2.1      Asset Purchase Agreement dated July 11, 2003 by and among USA Technologies, Inc. and Bayview Technology Group, LLC.
(Incorporated by reference to Exhibit 2.1 to Form 8-K filed on July 14, 2003).

                          INDEPENDENT AUDITORS' REPORT

Members
Bayview Technology Group, LLC
Denver, Colorado

We have audited the accompanying balance sheets of Bayview Technology Group, LLC (the "Company" and "Successor") as of December 31, 2002 and 2001, and the related statements of operations, members' equity and cash flows for the year ended December 31, 2002 and for the period from June 1, 2001 (commencement of operations) through December 31, 2001, and the statements of operations, stockholders' equity and cash flows of Bayview Technology Group, Inc. ("Predecessor") as described in Summary of Accounting Policies - Organization, Description of Business and Basis of Presentation for the period from January 1, 2001 to May 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the Successor financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2002 and 2001, and the results of its operations and cash flows for the year ended December 31, 2002 and for the period from June 1, 2001 (commencement of operations) through December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. Further, in our opinion, the Predecessor financial statements referred to above present fairly, in all material respects the results of operations and cash flows of the Predecessor for the period January 1, 2001 to May 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Summary of Accounting Policies - Organization, Description of Business and Basis of Presentation, the Successor purchased certain assets and assumed certain liabilities of the Predecessor on May 31, 2001, in a business combination accounted for as a purchase. As a result, the financial statements of the Sucessor are presented on a new basis of accounting from the financial statements of Predecessor and, therefore, are not comparable.

As discussed in Summary of Accounting Policies, the Company changed its method of accounting for goodwill in 2002.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As more fully described in the Summary of Accounting Policies - Going Concern and Management's Plans, the Company sold substantially all of its revenue producing assets in 2003 and is dependent on funding from its members for its continuing operations. These conditions give rise to substantial doubt about the Company's ability to continue as a going concern. Management's Plans are also described in the Summary of Accounting Policies, Going Concern and Management's Plans. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                         /s/ Anton Collins Mitchell LLP

Denver, Colorado
September 4, 2003

                          BAYVIEW TECHNOLOGY GROUP, LLC

                                 BALANCE SHEETS


                                                                                        December 31
                                                                                2002                 2001
                                                                         ---------------------------------------
Assets (Notes 3 and 4)
Current Assets:
  Cash                                                                     $         54,604    $        3,242
  Accounts receivable (Note 10)                                                     858,397           970,478
  Inventories                                                                       317,202           437,840
  Prepaid expenses and other current assets                                          37,138            13,468
                                                                         ---------------------------------------
Total current assets                                                              1,267,341         1,425,028

Goodwill (Note 1)                                                                 1,820,758         1,820,758
Deposits                                                                             27,577            42,672
Property and equipment, net (Note 2 and 13)                                         253,748           229,398
Patents and trademarks, net of $79,779 and $29,167 of accumulated
    amortization (Notes 1 and 13)                                                   701,758           720,833
                                                                         ---------------------------------------
Total assets                                                               $      4,071,182    $    4,238,689
                                                                         =======================================

Liabilities and Members' Equity
Current Liabilities:
  Accounts payable and accrued expenses (Notes 4 and 8)                    $        458,473    $      483,447
  Line of credit (Note 3)                                                                 -           320,578
  Line of credit - related party (Note 3)                                           245,000                 -
  Commissions and royalties payable (Note 7)                                        224,164           231,779
  Current maturities of long-term debt - related party (Note 4)                     591,568           553,983
                                                                         ---------------------------------------
Total current liabilities                                                         1,519,205         1,589,787

Long-Term Debt - related party, less current maturities (Note 4)                    621,257         1,216,017
                                                                         ---------------------------------------
Total liabilities                                                                 2,140,462         2,805,804

Commitments and Contingencies (Notes 5, 7, 8 and 11)

Members' Equity (Note 6 and 13)                                                   1,930,720         1,432,885
                                                                         ---------------------------------------
Total liabilities and members' equity                                      $      4,071,182    $    4,238,689
                                                                         =======================================




See accompanying independent auditors' report, summary of accounting policies and notes to financial statements.

                          BAYVIEW TECHNOLOGY GROUP, LLC

                            STATEMENTS OF OPERATIONS


                                                                                Period from
                                                                                June 1, 2001       Period from
                                                                             (Commencement of    January 1, 2001
                                                             Year Ended     Operations) through      through
                                                          December 31, 2002  December 31, 2001     May 31, 2001
                                                             (Successor)        (Successor)       (Predecessor)
                                                          --------------------------------------------------------
Revenues (Note 10)                                          $   5,793,029      $   2,364,787        $  785,836

Cost of Sales (Note 8)                                          2,500,803          1,288,412           223,017
                                                          --------------------------------------------------------
Gross Profit                                                    3,292,226          1,076,375           562,819

Operating Expenses:
   Selling (Note 7)                                             1,228,465            456,512           170,596
   General and administrative                                   1,323,979            709,652           336,821
   Depreciation and amortization                                  118,407            116,919             6,900
                                                          --------------------------------------------------------
Total operating expenses                                        2,670,851          1,283,083           514,317
                                                          --------------------------------------------------------
Income (loss) from operations                                     621,375           (206,708)           48,502

Other (expense):
   Interest expense                                              (123,540)           (73,685)           (6,911)
                                                          --------------------------------------------------------

Net income (loss)                                          $      497,835      $    (280,393)       $   41,591
                                                          ========================================================




See accompanying independent auditors' report, summary of accounting policies and notes to financial statements.

                          BAYVIEW TECHNOLOGY GROUP, LLC

               STATEMENTS OF MEMBERS' EQUITY/STOCKHOLDER'S EQUITY




PERIOD FROM JANUARY 1, 2001 THROUGH MAY 31, 2001 (PREDECESSOR)


                                 Common Stock
                             ---------------------
                                                      Retained    Stockholders'
                              Shares     Amount       Earnings       Equity
                             ---------------------------------------------------
Balance, January 1, 2001      250,000   $ 25,000      $  93,602    $  118,602
Net income for the period           -         -          41,591        41,591
                             ---------------------------------------------------
Balance, May 31, 2001         250,000   $ 25,000      $ 135,193    $  160,193
                             ===================================================



PERIOD FROM JUNE 1, 2001 (COMMENCEMENT OF OPERATIONS) THROUGH DECEMBER 31, 2002 (SUCCESSOR)




                                                             Total
                                                            Members'
                                                            Equity
                                                        --------------
Balance, June 1, 2001 (Commencement of Operations)       $          -
Cash received for 60,000 membership units issued
  to founders (Note 6)                                          1,000
Issuance of 35,000 membership units, net of issuance
  costs of $37,722 (Note 6)                                 1,712,278
Net loss for the period                                      (280,393)
                                                        --------------
Balance, December 31, 2001                               $  1,432,885
Net income for the period                                     497,835
                                                        --------------
Balance, December 31, 2002                               $  1,930,720
                                                        ==============







See accompanying independent auditors' report, summary of accounting policies and notes to financial statements.

                          BAYVIEW TECHNOLOGY GROUP, LLC

                            STATEMENTS OF CASH FLOWS


                                                                                Period from
                                                                                June 1, 2001       Period from
                                                                             (Commencement of    January 1, 2001
                                                             Year Ended     Operations) through      through
                                                          December 31, 2002  December 31, 2001     May 31, 2001
                                                             (Successor)        (Successor)       (Predecessor)
                                                         --------------------------------------------------------

Cash flows from Operating Activities
Net income (loss) for the period                            $     497,835      $    (280,393)      $     41,591
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
  Depreciation and amortization                                   118,407            116,919              6,900
  Decrease (increase) in current assets:
     Accounts receivable                                          112,081           (954,592)           166,534
     Inventories                                                  120,638           (247,134)           (25,463)
     Prepaid expenses and other current assets                    (23,670)           (13,468)            (3,948)
  Increase (decrease) in current liabilities:
     Accounts payable and accrued expenses                        (24,974)           347,000             64,173
     Commissions and royalties payable                             (7,615)           231,779            (47,875)
                                                          -------------------------------------------------------
Net cash provided by (used in) operating activities               792,702           (799,889)           201,912

Cash flows from Investing Activities
Purchases of property and equipment                               (92,145)          (168,478)              (812)
Acquisition of the assets of
  Bayview Technology Group, Inc (Note 2)                                -         (1,023,959)                 -
Investment in patents and trademarks                              (31,537)                 -                  -
Other deposits                                                     15,095            (38,288)                 -
                                                          -------------------------------------------------------
Net cash used in investing activities                            (108,587)        (1,230,725)              (812)

Cash flows from Financing Activities
Borrowings of bank revolving line of credit                       795,000            520,578                  -
Payments on bank revolving line of credit                      (1,115,578)          (200,000)          (148,387)
Proceeds from issuance of membership units                              -          1,751,000                  -
Payment of issuance costs                                               -            (37,722)                 -
Payments on long-term debt                                       (557,175)                 -            (79,657)
Borrowings on line of credit - related party                      470,000                  -                  -
Payments on line of credit - related party                       (225,000)                 -                  -
                                                          -------------------------------------------------------
Net cash provided by (used in) financing activities              (632,753)         2,033,856           (228,044)
                                                          -------------------------------------------------------
Net (decrease) increase in cash                                    51,362              3,242            (26,944)

Cash, beginning of period                                           3,242                  -             26,944
                                                          -------------------------------------------------------
Cash, end of period                                         $      54,604      $       3,242        $         -
                                                          =======================================================



See accompanying independent auditors' report, summary of accounting policies and notes to financial statements.

                          BAYVIEW TECHNOLOGY GROUP, LLC

                         SUMMARY OF ACCOUNTING POLICIES



ORGANIZATION, DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Bayview Technology Group LLC (the "Company" or "Successor") was organized as a Limited Liability Company ("LLC") under the laws of the State of Colorado in December 2000. In July 2003, The Company changed its name to BT LLC. The Company acquired Bayview Technology Group, Inc. (the "Predecessor," subsequently changing its name to Bayview Ventures, Inc.) on May 31, 2001 (effectively June 1, 2001) and began operations on June 1, 2001. The Company is engaged in the sale and distribution of energy saving devices, more particularly, plug load controllers. The accompanying financial statements reflect the results of operations and cash flows of the Predecessor for the period January 1, 2001 through May 31, 2001.

GOING CONCERN AND MANAGEMENT'S PLANS

As more fully described in Note 13, the Company sold substantially all of its long-lived assets in July 2003 and does not currently anticipate continuing its operations. Based on projections, management currently estimates that the Company will not have the ability to meet all of its obligations as they come due. The Company is attempting to raise additional funds from its members to meet this budgeted shortfall but has not received a firm commitment from any of its members to provide the necessary funding. These conditions give rise to substantial doubt about the Company's ability to continue as a going concern. In response to this condition, management is actively trying to secure the necessary additional funds from its members, reduce or eliminate all non-essential costs, and negotiate extensions and reductions in the Company's obligations with various creditors. No assurances can be provided that the Company will be successful in executing its plans.

The financial statements do not include any adjustments relating to the recoverability or classification of asset carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

INVENTORIES

Inventories are stated at the lower of cost (using the first in, first out method) or market, and consist primarily of saleable finished goods including electronic components and devices.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Provisions for depreciation are computed using the straight-line method over estimated useful lives ranging from 3 to 7 years. Maintenance and repairs are charged to expense as incurred.

INCOME TAXES

There is no provision for income taxes because, as a limited liability company, the Company's taxable income is passed through to its members who pay income taxes on their proportionate share of the taxable income.

STATEMENTS OF CASH FLOWS

The Company considers all short-term investments purchased with maturity of three months or less and money market accounts to be cash equivalents.

PATENTS AND TRADEMARKS

Patents and trademarks were recorded at cost less accumulated amortization, and were amortized using the straight-line method over their estimated life of fifteen years.

Amortization expense on patents and trademarks was $50,612 for the year ended December 31, 2002 and $29,167 for the period from June 1, 2001 (Commencement of Operations) through December 31, 2001.

GOODWILL

Goodwill represents the excess of the cost over the fair value of net assets acquired at the date of acquisition (Note 1) and was being amortized on the straight-line method over fifteen years through December 31, 2001. (See Summary of Account Policies - Recent Accounting Pronouncements for treatment of goodwill as of January 1, 2002). Goodwill amortization was $73,672 for the period ended December 31, 2001.

LONG-LIVED ASSETS AND LONG-LIVED ASSETS FOR SALE

Long-lived assets, including property and equipment and patents and trademarks are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the expected future cash flow from the use of the assets and its eventual disposition is less than the carrying amount of the assets, an impairment loss is recognized and measured using the asset's fair value.

In the period when the plan of sale criteria of Statement of Financial Accounting Standards ("SFAS") No. 144 are met, long-lived assets are reported as held for sale, depreciation and amortization cease, and the assets are reported at the lower of carrying value or fair value less costs to sell.

USE OF ESTIMATES

The preparation of the Company's financial statements, in conformity with accounting principles generally accepted in the United States of America, requires the Company's management to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

The Company's financial instruments that are exposed to concentrations of credit risk consist of cash and cash equivalent balances in excess of the insurance provided by governmental insurance authorities. The Company's cash and cash equivalents are placed with financial institutions and are primarily in demand deposit accounts.

Concentrations of credit risk with respect to accounts receivable are associated with many customers dispersed across geographic areas. The Company reviews a customer's credit history before extending credit and establishes an allowance for doubtful accounts based upon the credit risk of specific customers, historical trends and other information. No allowance for doubtful accounts was established at December 31, 2002 and 2001.

ADVERTISING COSTS

The Company expenses advertising costs as incurred. Advertising costs amounted to $54,525 for the year ended December 31, 2002 and $13,080 for the period from June 1, 2001 (Commencement of Operations) through December 31, 2001.

REVENUE RECOGNITION

The Company recognizes revenue when its products are shipped to its customers, at which time title passes to the customer and the risks and rewards of ownership are transferred. Revenue from certain sales programs with utility organizations are not recognized until the product has been installed at designated locations and the Company has no remaining performance obligation.

RESEARCH AND DEVELOPMENT

Research and development expenditures are expensed in the period in which incurred. For the period from June 1, 2001 (Commencement of Operations) through December 31, 2001, research and development expenses were $9,432 and for the year ended December 31, 2002 they were $32,676.

STOCK OPTION PLAN

The Company has a stock-based employee compensation plan, which is described more fully in Note 6. The Company accounts for this plan under the recognition and measurement principles of Accounting Principles Board Opinion No. 25,
Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation is reflected in the Company's net income
(loss), as all options granted under this plan had an exercise price equal to the market value of the underlying common stock on the date of grant. Had the Company employed the fair value method of accounting prescribed by SFAS No. 123, Accounting for Stock-Based Compensation, the pro forma net income (loss) of the Company would not be materially different than the reported net income (loss) for any period presented.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2001, the Financial  Accounting  Standards Board (the "FASB")  finalized
SFAS No.  141,  Business  Combinations,  and SFAS No.  142,  Goodwill  and Other
Intangible Assets. SFAS No. 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS No. 141 also requires that companies recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria and, upon adoption of SFAS No. 142, that companies reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS No. 141. SFAS No. 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS No. 142 requires that companies identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS No. 142.

Effective January 1, 2002 the Company adopted SFAS No. 142. As of December 31, 2001 the Company had $1,820,758 in unamortized goodwill. Upon the adoption of SFAS No. 142, goodwill is no longer amortizable and will be subject to impairment testing. As a result, the Company has not amortized goodwill for the year ended December 31, 2002. Had the Company not amortized goodwill during the period ended December 31, 2001, amortization expense would have decreased by $73,672 and net loss would have decreased by $73,672 to ($206,721).

In accordance with SFAS No. 142, the Company completed a transitional impairment test and an annual impairment test of goodwill and has determined goodwill and other intangible assets were not impaired. Goodwill will be tested annually and whenever events and circumstances occur indicating that the asset may be impaired.

Upon the adoption of SFAS No. 142, the Company evaluated the useful lives of existing intangible assets and determined that the existing useful lives are appropriate.

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS No. 143 is effective for the Company for fiscal years beginning after June 15, 2002. The Company's adoption of this statement had no material impact on the Company's financial statements.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value, less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, is to be applied prospectively.

In April 2002, the FASB issued SFAS No. 145, Rescissions of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections. SFAS No. 145 rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, and an amendment of that Statement, SFAS No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements.

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred that at the date of commitment to an exit or disposal plan. Examples of such costs covered by the standard include lease termination costs and certain employee severance costs associated with a restructuring, discontinued operation, plant closing or other exit or disposal activity. SFAS No. 146 is effective prospectively for exit and disposal activities initiated after December 31, 2002. As the provisions of SFAS No. 146 are to be applied prospectively after its adoption date, the Company cannot determine the potential effects that adoption of SFAS No. 146 will have on its future results of operations or financial position.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure-an Amendment of FASB Statement No. 123. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company adopted the disclosure requirements effective December 31, 2002 in its financial statements.

                          BAYVIEW TECHNOLOGY GROUP, LLC

                          NOTES TO FINANCIAL STATEMENTS


1. BUSINESS COMBINATIONS

On May 31, 2001 the Company acquired substantially all of the assets of Bayview Ventures, Inc., a California corporation, for a purchase price of $2,906,447. The acquisition has been accounted for using the purchase method and the results of operations are reflected in the financial statements from the date of acquisition. Pursuant to the purchase agreement, the Company paid $1,000,000 in cash, assumed liabilities of $136,447 and executed a note to the seller in the amount of $1,770,000 (see Note 4). The Company incurred costs of $23,959 in connection with the acquisition. Amounts in excess of the fair market value of the assets acquired are accounted for as goodwill. The following represents the allocation of the purchase price:



                                      Amount
                                  ---------------

Accounts receivable                $     15,886
Inventory                               190,706
Deposits                                  4,384
Fixed assets                             75,000
Patents and trademarks                  750,000
Goodwill                              1,894,430
                                  ---------------
                                   $  2,930,406
                                  ===============

2. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:


                                                       December 31
                                                 2002               2001
                                           -----------------------------------
Equipment                                    $    237,425        $   147,846
Furniture and fixtures                             98,198             95,632
                                           -----------------------------------
                                                  335,623            243,478
Less accumulated depreciation                      81,875             14,080
                                           -----------------------------------
                                             $    253,748        $   229,398
                                           ===================================


Depreciation expense for the year ended December 31, 2002 and for the period from June 1, 2001 (Commencement of Operations) through December 31, 2001 was $67,795 and $14,080.

3. LINE OF CREDIT AND LINE OF CREDIT - RELATED PARTY

The Company had a $500,000 revolving line of credit with a bank. The line of credit was entered into on August 3, 2001 and expired on August 3, 2002. The line of credit bore interest at a variable rate that was calculated based on an index, which is the Bank Base Rate plus 1.5%. During the period August 3, 2001 through December 31, 2001 the rates ranged from 6.5% to 8.5% per annum. The Line of Credit had an outstanding balance of $320,578 at December 31, 2001 and was secured by substantially all of the assets of the Company. In addition, two of the Company's members (who were also executive officers of the Company) guaranteed the line of credit and pledged personal assets as additional security.

Effective September 30, 2002, the Company entered into a new $500,000 line of credit agreement with Bayview Ventures, Inc. (Note 1). The line of credit expired on June 1, 2003. The line of credit bears interest at the prime rate as published in the Wall Street Journal, plus 1.75%. The line of credit is secured by substantially all of the assets of the Company. In addition, one of the Company's members (who is also an executive officer) has guaranteed the line of credit and pledged personal assets as additional security. The balance of the line of credit at December 31, 2002 was $245,000 and the interest rate was 6.259%.

Effective June 1, 2003, Bayview Ventures, Inc. agreed to extend the repayment date of the Line of Credit Agreement to November 8, 2003.

Interest expense recognized in connection with the line of credit - related party, was $6,493 for the year ended December 31, 2002. Accrued interest payable in connection with the line of credit - related party was $1,282 at December 31, 2002.

4. LONG-TERM DEBT - RELATED PARTY

Long-term  debt consists of a note payable to Bayview  Ventures,  Inc. (see Note
1). The sole stockholder of Bayview Ventures, Inc. is an employee of the Company. The note was in the original amount of $1,770,000 and bears interest at the rate of 6.9% per annum and was originally payable in three annual installments plus accrued interest beginning on June 1, 2002. The note is secured, subject to certain subordination, by all inventories, accounts receivable, and substantially all of the assets acquired in the business combination (Note 1).

Effective April 30, 2002, the terms of the note payable were amended. An initial payment of $250,000 was made June 30, 2002. Subsequent payments are to be made based on 50% of excess cash flow defined as earnings before interest, taxes, depreciation and amortization less fixed charges (interest expense for the period of determination plus minimum rent payments under operating leases) and total capital expenditures. The calculation is to be completed by the tenth day of the subsequent month and reviewed and agreed to by the note holder. Payments will be made immediately thereafter. During the year ended December 31, 2002, the Company made principal payments of $557,175. Included in accounts payable and accrued interest at December 31, 2002 and 2001 is $43,807 and $65,730 of accrued interest due on the note.

The term of the note agreement was modified in both May and June 2003, pursuant to which the maturity date of the note payable was extended to July 14, 2003.

Bayview Ventures, Inc. agreed to modify the repayment terms of the principal and accrued interest on the note payable in connection with the acquisition of certain assets of the Company by USA Technologies, Inc. ("USAT").(See Note 13)

In accordance with the modified terms, in July 2003, the Company paid Bayview Ventures, Inc. approximately $631,000 and 1,200,000 shares of USAT common stock having an agreed upon value of $333,333. The remaining balance owed to Bayview Ventures, Inc. (including both principal and accrued interest) of $333,333 is to be repaid no later than November 8, 2003.

5. LEASE OBLIGATIONS

The Company leases office space under three operating lease agreements. The lease agreements generally require the Company to pay certain operating expenses, maintenance, and property taxes. The lease agreements are noncancellable. Two agreements expire in June 2005 and one agreement expires in October 2003.

Rent expense was $48,324 for the period from June 1, 2001 (Commencement of Operations) through December 31, 2001 and $111,633 for the year ended December 31, 2002.

Future minimum lease payments under the noncancellable operating leases are as follows:


                        Years Ending
          December 31,                 Amount
        -----------------------------------------

          2003                     $   121,560
          2004                         101,172
          2005                          51,864
                                  --------------
                                   $   274,596
                                  ==============

6. MEMBERS' EQUITY

The Company issued 60,000 units to its founding members, for $1,000 at the formation of the Company.

Pursuant to the terms of a private placement memorandum ("PPM") in 2001, the Company issued 35,000 membership units at a per unit price of $50 for total proceeds of $1,750,000. Issuance expenses in connection with the offering were $37,722. Under terms of the PPM, the Company guaranteed the investors that the value of their units would appreciate at no less than a 20% cumulative return over the three-year period following the issuance of the units. In the event that the overall value (as determined by a calculation defined in the PPM) of the Company in June 2004 or the value received by the Company upon the sale of its assets prior to that time does not provide for the minimum return, the investors are to receive additional units as determined by a calculation contained in the PPM. The PPM also granted the investors the right, after the payment of amounts due to Bayview Ventures, Inc. (see Note 4), to an annual preferential right to distributions of $200,000. No such distributions have been paid through 2002.

Option Plan

Effective May 30, 2001, the Company adopted The Bayview Technology Group, LLC 2001 Membership Option Plan (the "Plan"). The purpose of the Plan is to provide a benefit to key employees and management. Participants of the Plan shall be recommended by the President and Chief Executive Officer of the Company, and the issuance of unit options are to be approved by the Personnel and Compensation Committee of the Board of Directors. The membership units, which may be delivered under the Plan, shall not exceed an aggregate of 15,000 units. During 2002, options to purchase 4,750 membership units at a per unit price of $52.63 ware granted. In March 2003, 1,189 of the options vested and 132 options will vest each month thereafter until all 4,750 become vested. The options expire in June 2007. The aggregate fair value of the options granted (determined using the Black-Scholes option pricing model and assuming no dividends or volatility, a discount rate of 4.5% and an expected life of five years) was estimated to be approximately $37,000. Upon a merger of the Company or the sale of substantially all of its assets, any unvested options become immediately vested and exercisable. The options became fully vested in July 2003 upon the closing of the USAT transaction (see Note 13).

Pro forma results of operations, assuming the Company had used the fair value method of accounting for the 2002 option grant, are not presented as they do not differ materially from the Companys historical results.

7. EMPLOYMENT AGREEMENTS

The Company has an employment agreement with the sole stockholder of Bayview Ventures, Inc. (Note 1). Under the terms of the agreement, the Company is required to pay a royalty to Bayview Ventures, Inc., based upon the sale of its devices. The Company is also required to pay the employee an annual base salary of $126,240. During the period ended December 31, 2001, the Company paid Bayview Ventures, Inc. $24,027 in royalties and at December 31, 2001 royalties payable to Bayview Ventures, Inc. were $179,174. During the year ended December 31,
2002, the Company paid Bayview Ventures, Inc. $374,136 in royalties and at December 31, 2002, royalties payable to Bayview Ventures, Inc. totaled $157,271.

Effective May 20, 2002, the Company entered into an employment agreement with an employee. Under the terms of the agreement, the Company is required to pay the employee a base salary of $116,000 during the initial one-year term of the employment period (as defined in the agreement). Employment is to be reviewed annually for renewal and/or renegotiation. The employee also is to receive a commission of 1.25% of certain sales revenue as defined in the agreement.

8. SUPPLIER AGREEMENT

Effective July 1, 2001, the Company entered into an agreement with an unrelated entity for the manufacture of the Company's electronic devices. The agreement's initial term is two years, and the agreement automatically renews for subsequent one-year periods unless either party provides written notification of termination. At June 30, 2003, the agreement is still in effect. In connection with the agreement, the Company is required to provide the entity with thirteen-week production forecasts and the Company is obligated to purchase the manufactured devices and reimburse the entity, under certain terms of the agreement. During the period from June 1, 2001 (Commencement of Operations) through December 31, 2001, the Company purchased $309,775 from the entity, and at December 31, 2001, the Company owed the entity $197,169. During the year ended December 31, 2002, the Company purchased $1,817,383 from the entity and at December 31, 2002, the Company owed the entity $285,656.

9. AGREEMENTS WITH UTILITY ORGANIZATIONS

The Company has an agreement with the Bonneville Power Administration ("BPA") that expired April 30, 2003 to provide and install BPA's electronic devices. Under the terms of this agreement, the Company is to receive a negotiated price per unit and installation fee per unit, for each device installed. The Bonneville Power Administration contract provides for total purchase price and fees of $3,000,000. The agreement was not renewed.

10. SIGNIFICANT CONTRACTS

The Company has received greater than 10% of its revenues from certain customers. A summary of significant customers is as follows:


                                                              December 31
                     Revenues:                             2002        2001
                                                       -------------------------
                     Customer A                            36%         33%
                     Customer B                            12%         11%
                     Customer C                             -%         13%
                     Customer D                             -%         16%
                                                       -------------------------


                                                              December 31
                     Accounts Receivable:                  2002        2001
                                                       -------------------------
                     Customer A                             2%         79%
                     Customer B                            44%          4%
                     Customer C                             -%          9%
                     Customer D                             -%          7%
                                                       -------------------------

11. CONTINGENCIES

In February 2003, a fire occurred in a facility in Idaho, in which the Company's product was installed days before the fire. The insurance company representing the company that occupied the facility is investigating the cause of the fire. The Company has informed their insurance carrier of the incident and the Company is currently in the process of investigating the matter and to what extent, if any, the Company may be held responsible. The outcome of this contingency is currently unknown. Any potential liability may be covered by the Company's insurance carrier. No liability for the outcome of this contingency has been recorded in the accompanying financial statements.

The Company occupied premises in California through June 1, 2002, at which time the premises were vacated. The landlord is seeking rent from the Company for the period from June 2002 through October 2003 (lease termination date), in the aggregate amount of approximately $62,000. The Company does not believe it is responsible for this amount, as it never formally assumed the lease. Bayview Ventures, Inc. was the original lessee. At December 31, 2002, the Company has accrued $26,000, which represents the Company's best estimate of its expected liability to settle the matter.

12. SUPPLEMENTAL CASH FLOW INFORMATION


                                                                 Period from
                                                                 June 1, 2001
                                                               (Commencement of
                                             Year ended      Operations) through
                                          December 31, 2002    December 31, 2001
                                          --------------------------------------
               Cash paid for interest       $   142,928         $  5,744
                                          ======================================

13. SALE OF OPERATIONS

On July 11, 2003, the Company sold substantially all of its fixed assets and intellectual property (including patents and trademarks), as well as other various assets, to USAT in exchange for 20,000,000 shares of USAT common stock. Additionally, USAT paid approximately $631,000 to Bayview Ventures, Inc., representing the amount currently due to Bayview Ventures, Inc. pursuant to its note payable from the Company (see Note 4). Pursuant to the sale agreement, the shares of USAT common stock received by the Company cannot be sold for a one-year period, after which time a monthly limitation will be placed on the maximum number of shares, that may be sold.

In connection with the sale, the Company issued an additional 9,534 units to investors in the Company's 2001 PPM pursuant to guaranteed return provisions contained in the PPM (see Note 6). Additionally, the Company granted 10,250 units to two employees.

Management determined that the plan of sale criteria in SFAS No. 144 was met in April 2003, at which time depreciation and amortization of these assets ceased and the assets began to be reported at the lower of their carrying amount or fair value less cost to sell.

                          BAYVIEW TECHNOLOGY GROUP, LLC

                                  BALANCE SHEET
                                   (Unaudited)

                                                                           March 31,
                                                                             2003
                                                                         -------------
Assets
Current assets:
  Cash                                                                   $    133,915
  Accounts receivable                                                         510,847
  Inventories                                                                 300,488
  Prepaid expenses and other current assets                                    52,489
                                                                         -------------
Total current assets                                                          997,739

Goodwill                                                                    1,820,758
Deposits                                                                       38,237
Long-Lived Assets Held for Sale
  Property and equipment, net                                                 237,051
  Patents and trademarks, net of $93,200 of accumulated amortization          700,261
                                                                         -------------
Total assets                                                             $  3,794,046
                                                                         =============

Liabilities and Members' Equity
Current liabilities:
  Accounts payable and accrued expenses                                  $    368,062
  Line of credit - related party                                              245,000
  Commissions and royalties payable                                           189,930
  Current maturities of long-term debt - related party                        553,983
                                                                         -------------
Total current liabilities                                                   1,356,975

Long-term debt - related party, less current maturities                       658,842
                                                                         -------------
Total Liabilities                                                           2,015,817

Members' Equity                                                             1,778,229
                                                                         -------------
Total liabilities and members' equity                                    $  3,794,046
                                                                         =============



See accompanying notes.

                          BAYVIEW TECHNOLOGY GROUP, LLC

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                               Three months ended March 31
                                                  2003              2002
                                         -------------------------------------
Revenues                                     $     954,121     $   1,280,885

Cost of Sales                                      431,048           569,074
                                         -------------------------------------
Gross Profit                                       523,073           711,811

Operating expenses:
   Selling                                         304,135           249,556
   General and administrative                      313,262           321,559
   Depreciation and amortization                    34,187            26,617
                                         -------------------------------------
Total operating expenses                           651,584           597,732
                                         -------------------------------------
Income (loss) from operations                     (128,511)          114,079

Other expense:
   Interest expense                                (23,980)          (32,109)
                                         -------------------------------------

Net income (loss)                            $    (152,491)    $      81,970
                                         =====================================



See accompanying notes.
                                      F-21

                          BAYVIEW TECHNOLOGY GROUP, LLC

                          STATEMENTS OF MEMBERS' EQUITY
                                   (Unaudited)




                                                Three months ended March 31,
                                                   2003              2002
                                              -------------------------------
Balance, beginning of period                   $  1,930,720     $  1,432,885
Net income (loss) for period                       (152,491)          81,970
                                              -------------------------------
Balance, end of period                         $  1,778,229     $  1,514,855
                                              ===============================


See accompanying notes.

                          BAYVIEW TECHNOLOGY GROUP, LLC

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                            Three months ended March 31
                                                                             2003                2002
                                                                       ------------------------------------
Cash flows from operating activities
Net income (loss)                                                      $       (152,491)     $      81,970
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation and amortization                                                  34,187             26,617
  Decrease (increase) in current assets:
     Accounts receivable                                                        347,550             45,349
     Inventories                                                                 16,714           (108,917)
     Prepaid expenses and other current assets                                  (15,351)           (24,665)
  Increase (decrease) in current liabilities:
     Accounts payable and accrued expenses                                      (90,411)            54,416
     Commissions and royalties payable                                          (34,234)            37,880
                                                                       ------------------------------------
Net cash provided by operating activities                                       105,964            112,650

Cash flows from investing activities
Purchase of property and equipment                                               (4,069)            (5,048)
Investment in patents and trademarks                                            (11,924)                 -
Deposit on software under development                                           (10,660)           (11,066)
                                                                       ------------------------------------
Net cash used in investing activities                                           (26,653)           (16,114)

Cash flows from financing activities
Borrowings of bank revolving line of credit                                     350,000            215,000
Payments on bank revolving line of credit                                      (350,000)          (200,000)
                                                                       ------------------------------------
Net cash provided by financing activities                                             -             15,000
                                                                       ------------------------------------
Net increase in cash                                                             79,311            111,536

Cash, beginning of period                                                        54,604              3,242
                                                                       ------------------------------------
Cash, end of period                                                    $        133,915      $     114,778
                                                                       ====================================

Supplemental disclosures of cash flow information:
   Interest paid                                                       $          5,209      $       3,939
                                                                       ====================================



See accompanying notes.
                                      F-23

                          BAYVIEW TECHNOLOGY GROUP, LLC

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                   THREE MONTHS ENDED MARCH 31, 2003 AND 2002
                                   (Unaudited)


ORGANIZATION, DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Bayview Technology Group, LLC (the "Company" was organized as a Limited Liability Company ("LLC") under the laws of the State of Colorado in December 2000. The Company is engaged in the sale and distribution of energy saving devices, more particularly, plug load controllers.

GOING CONCERN AND MANAGEMENT'S PLANS

As more fully described in Note 13, the Company sold substantially all of its long-lived assets in July 2003 and does not currently anticipate continuing its operations. Based on projections, management currently estimates that the Company will not have the ability to meet all of its obligations as they come due. The Company is attempting to raise additional funds from its members to meet this budgeted shortfall but has not received a firm commitment from any of its members to provide the necessary funding. These conditions give rise to substantial doubt about the Company's ability to continue as a going concern. In response to this condition, management is actively trying to secure the necessary additional funds from its members, reduce or eliminate all non-essential costs, and negotiate extensions and reductions in the Company's obligations with various creditors. No assurances can be provided that the Company will be successful in executing its plans.

The financial statements do not include any adjustments relating to the recoverability or classification of asset carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

INTERIM FINANCIAL INFORMATION

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003.

INVENTORIES

Inventories are stated at the lower of cost (using the first in, first out method) or market, and consist primarily of saleable finished goods including electronic components and devices.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Provisions for depreciation are computed using the straight-line method over estimated useful lives ranging from 3 to 7 years. Maintenance and repairs are charged to expense as incurred.

Effective in April 2003, property and equipment was reflected as held for sale and reported at the lower of carrying value or fair value, less cost to sell.

INCOME TAXES

There is no provision for income taxes because, as a limited liability company, the Company's taxable income is passed through to its members who pay income taxes on their proportionate share of the taxable income.

STATEMENTS OF CASH FLOWS

The Company considers all short-term investments purchased with maturity of three months or less and money market accounts to be cash equivalents.

PATENTS AND TRADEMARKS

Patents and trademarks were recorded at cost less accumulated amortization, and were amortized using the straight-line method over fifteen years.

Amortization expense on patents and trademarks was $13,421 and $12,500 for the three months ended March 31, 2003 and 2002, respectively. Commencing in April 2003, patents and trademarks are considered to be held for sale and carried at the lower of carrying value or fair value less costs to sell.

GOODWILL

Goodwill represents the excess of the cost over the fair value of net assets acquired at the date of acquisition. Goodwill is not amortized but is tested annually to determine whether there is any impairment to its carrying value. Impairment testing is also done if events or circumstances arise indicating that impairment may have occurred.

LONG-LIVED ASSETS AND LONG-LIVED ASSETS FOR SALE

Long-lived assets, including property and equipment and patents and trademarks are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the expected future cash flow from the use of the assets and its eventual disposition is less than the carrying amount of the assets, an impairment loss is recognized and measured using the asset's fair value.

In the period when the plan of sale criteria of SFAS No. 144 are met, long-lived assets are reported as held for sale, depreciation and amortization cease, and the assets are reported at the lower of carrying value or fair value less costs to sell.

USE OF ESTIMATES

The preparation of the Company's financial statements, in conformity with accounting principles generally accepted in the United States of America, requires the Company's management to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported revenues and expenses during the reporting periods. Actual results could differ from those estimates.

ADVERTISING COSTS

The Company expenses advertising costs as incurred. Advertising costs amounted to $23,479 and $14,716 for the three months ended March 31, 2003 and 2002, respectively.

REVENUE RECOGNITION

The Company recognizes revenue when its products are shipped to its customers, at which time title passes to the customer and the risks and rewards of ownership are transferred. Revenue from certain sales programs with utility organizations are not recognized until the product has been installed at designated locations and the Company has no remaining performance obligation.

RESEARCH AND DEVELOPMENT

Research and development expenditures are expensed in the period in which incurred. Research and development expenses were $19,690 and $4,976 for the three months ended March 31, 2003 and 2002, respectively.

STOCK OPTION PLAN

The Company has a stock-based employee compensation plan. The Company accounts for this plan under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation is reflected in the Company's net income (loss), as all options granted under this plan had an exercise price equal to the market value of the underlying membership units on the date of grant. Had the Company employed the fair value method of accounting prescribed by SFAS No. 123, Accounting for Stock-Based Compensation, the pro forma net income (loss) of the Company for the three months ended March 31, 2003 and 2002 would not have been materially different from the reported net income
(loss). The fair value of the options granted (using the Black-Scholes option pricing model) was estimated to be approximately $37,000.

                          BAYVIEW TECHNOLOGY GROUP, LLC

                     SELECTED NOTES TO FINANCIAL STATEMENTS

                   THREE MONTHS ENDED MARCH 31, 2003 AND 2002
                                   (Unaudited)


1. PROPERTY AND EQUIPMENT

Property and equipment as of March 31, 2003 consisted of the following:



Equipment                          $  241,494
Furniture and fixtures                 98,198
                                  -------------
                                      339,692
Less accumulated depreciation         102,641
                                  -------------
                                   $  237,051
                                  =============


Depreciation expense was $20,766 and $14,117 for the three months ended March 31, 2003 and 2002, respectively.

2. LINE OF CREDIT - RELATED PARTY

Effective September 30, 2002, the Company entered into a $500,000 line of credit agreement with Bayview Ventures, Inc. The line of credit expired on June 1, 2003. The line of credit bears interest at the prime rate as published in the Wall Street Journal, plus 1.75%. The line of credit is secured by substantially all of the assets of the Company. In addition, one of the Company's members (who is also an executive officer) has guaranteed the line of credit and pledged personal assets as additional security. The balance of the line of credit at March 31, 2003 was $245,000 and the interest rate was 6.00%.

Interest expense recognized in connection with the line of credit - related party, was $5,209 for the three months ended March 31, 2003.

3. LONG-TERM DEBT - RELATED PARTY

Long-term debt at March 31, 2003 consists of a note payable to Bayview Ventures, Inc. The sole stockholder of Bayview Ventures, Inc. is an employee of the Company. The note was in the original amount of $1,770,000 and bears interest at the rate of 6.9% per annum and was originally payable in three annual installments plus accrued interest beginning on June 1, 2002. The note is secured, subject to certain subordination, by all inventories, accounts receivable, and substantially all of the assets acquired from Bayview Ventures, Inc.

Effective April 30, 2002, the terms of the note payable were amended. An initial payment of $250,000 was made June 30, 2002. Subsequent payments are to be made based on 50% of excess cash flow defined as earnings before interest, taxes, depreciation and amortization less fixed charges (interest expense for the period of determination plus minimum rent payments under operating leases) and total capital expenditures. The calculation is to be completed by the tenth day of the subsequent month and reviewed and agreed to by the note holder. Payments will be made immediately thereafter. During the three months ended March 31, 2003, the Company made no principal payments on this debt. Included in accounts payable at March 31, 2003 is $62,578 of accrued interest due on the note.

The term of the note agreement was modified in both May and June 2003, pursuant to which the maturity date of the note payable was extended to be July 14, 2003.

Bayview Ventures, Inc. agreed to modify the repayment terms of the principal and accrued interest on the note payable in connection with the acquisition of certain assets of the Company by USA Technologies, Inc. ("USAT").

In accordance with the modified terms, in July 2003, the Company paid Bayview Ventures, Inc. approximately $631,000 and 1,200,000 shares of USAT common stock having an agreed upon value of $333,333. The remaining balance owed to Bayview Ventures, Inc. (including both principal and accrued interest) of $333,333 is to be repaid no later than November 8, 2003.

4. EMPLOYMENT AGREEMENTS

The Company has an employment agreement with the sole stockholder of Bayview Ventures, Inc. Under the terms of the agreement, the Company is required to pay a royalty to Bayview Ventures, Inc., based upon the sale of its devices. The Company is also required to pay the employee an annual base salary of $126,240. During the three months ended March 31, 2003 and 2002, royalties earned by Bayview Ventures, Inc. were $76,429 and $90,756, respectively. Royalties payable to Bayview Ventures, Inc. as of March 31, 2003 totaled $153,006.

5. SUPPLIER AGREEMENT

Effective July 1, 2001, the Company entered into an agreement with an unrelated entity for the manufacture of the Company's electronic devices. The agreement's initial term is two years, and the agreement automatically renews for subsequent one-year periods unless either party provides written notification of termination. In connection with the agreement, the Company is required to provide the entity with thirteen-week production forecasts and the Company is obligated to purchase the manufactured devices and reimburse the entity, under certain terms of the agreement. During the three months ended March 31, 2003 and 2002, the Company purchased $385,275 and $527,199, respectively from the entity, and at March 31, 2003, the Company owed the entity $177,958.

6. AGREEMENTS WITH UTILITY ORGANIZATIONS

The Company has an agreement with the Bonneville Power Administration ("BPA") that expired April 30, 2003 to provide and install BPA's electronic devices. Under the terms of this agreement, the Company is to receive a negotiated price per unit and installation fee per unit, for each device installed. The Bonneville Power Administration contract provides for total purchase price and fees of $3,000,000. The agreement was not renewed.

7. CONTINGENCIES

In February 2003, a fire occurred in a facility in Idaho, in which the Company's product was installed days before the fire. The insurance company representing the company that occupied the facility is investigating the cause of the fire. The Company has informed their insurance carrier of the incident and the Company is currently in the process of investigating the matter and to what extent, if any, the Company may be held responsible. The outcome of this contingency is currently unknown. Any potential liability may be covered by the Company's insurance carrier. No liability for the outcome of this contingency has been recorded in the accompanying financial statements.

The Company occupied premises in California through June 1, 2002, at which time the premises were vacated. The landlord is seeking rent from the Company for the period from June 2002 through October 2003 (lease termination date), in the aggregate amount of approximately $62,000. The Company does not believe it is responsible for this amount, as it never formally assumed the lease. Bayview Ventures, Inc. was the original lessee. At March 31, 2003, the Company has accrued $26,000, which represents the Company's best estimate of its expected liability to settle the matter.

8. SALE OF OPERATIONS

On July 11, 2003, the Company sold substantially all of its fixed assets and intellectual property (including patents and trademarks), as well as other various assets, to USAT in exchange for 20,000,000 shares of USAT common stock. Additionally, USAT paid approximately $631,000 to Bayview Ventures, Inc., representing the amount currently due to Bayview Ventures, Inc. pursuant to its note payable from the Company. Pursuant to the sale agreement, the shares of USAT common stock received by the Company cannot be sold for a one-year period, after which time a monthly limitation will be placed on the maximum number of shares, that may be sold.

The long-lived assets covered by the sales agreement have been reported in the accompanying balance sheets as assets held for sale. Management determined that the plan of sale criteria in SFAS No. 144 was met in April 2003, at which time depreciation and amortization of these assets ceased and the assets began to be reported at the lower of their carrying amount or fair value less cost to sell.

                              USA TECHNOLOGIES INC.

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


BASIS OF PRESENTATION

The Pro Forma Consolidated Balance Sheet as of March 31, 2003, the Pro Forma Consolidated Statement of Operations for the nine months ended March 31, 2003, and the Pro Forma Consolidated Statement of Operations for the year ended June 30, 2002, are based on the historical financial statements of USA Technologies, Inc. (UST) and Bayview Technology Group, LLC (Bayview). The acquisition of the operating assets of Bayview has been accounted for using the purchase method of accounting. The Pro Forma Consolidated Balance Sheet as of March 31, 2003 has been prepared assuming the Bayview acquisition was completed on March 31, 2003. The Pro Forma Consolidated Statement of Operations for the nine months ended March 31, 2003 has been prepared assuming the Bayview acquisition was completed on July 1, 2002. The Pro Forma Consolidated Statement of Operations for the year ended June 30, 2002 has been prepared assuming that the Bayview acquisition was completed on July 1, 2001.

The Unaudited Pro Forma financial statement information is presented for informational purposes only. The Pro Forma Consolidated Balance Sheet and Consolidated Statements of Operations do not purport to represent what USA's actual financial position or results of operations would have been had the acquisition of Bayview occurred as of such dates, or to project USA's financial position or results of operations for any period or date, nor does it give effect to any matters other than those described in the notes thereto. In addition, the allocations of purchase price to the assets and liabilities of Bayview are preliminary and the final allocations may differ from the amounts reflected herein. The Unaudited Pro Forma Consolidated Balance Sheet and Unaudited Pro Forma Statements of Operations should be read in conjunction with USA's financial statements and notes thereto, and the historical financial statements of Bayview which are included elsewhere in this current report on Form 8-K.

                              USA Technologies Inc.
                      Pro Forma Consolidated Balance Sheet
                                 March 31, 2003
                                   (Unaudited)

                                                                                               Acquisition
                                                                 Bayview          UST          Adjustments          Pro Forma
                                                                 -------          ----         -----------          ---------
Assets:
Current assets:
  Cash and cash equivalents                                      $  133,915    $   573,828 (1)(2) $ (707,743)      $         -
  Accounts receivable, net                                          510,847        444,435 (1)      (510,847)          444,435
  Inventory                                                         300,488        687,719 (1)      (260,488)          727,719
  Subscriptions receivable                                                -        137,000                 -           137,000
  Prepaid expenses and other current assets                          52,489        121,580 (1)       (35,512)          138,557
  Prepaid Professional fees                                               -        884,475                 -           884,475
  Investment                                                              -      2,081,559                 -         2,081,559
                                                                 -------------------------------------------------------------
Total current assets                                                997,739      4,930,596        (1,514,590)        4,413,745

Property and equipment, net                                         237,051      1,500,986                 -         1,738,037
Software development costs                                                -      1,456,379                 -         1,456,379
Goodwill                                                          1,820,758      6,800,827 (1)    (1,515,339)        7,106,246
Intangible assets                                                   700,261      2,664,500 (1)     8,799,739        12,164,500
Other assets                                                         38,237         19,394 (1)       (38,237)           19,394
                                                                 -------------------------------------------------------------
Total assets                                                     $3,794,046    $17,372,682        $5,731,573       $26,898,301
                                                                 =============================================================

Liabilities and shareholder's equity
   Current liabilities:
   Accounts payable                                              $  300,197    $ 4,442,713 (1)    $ (260,197)      $ 4,482,713
   Accrued expenses                                                 257,795      2,426,404 (1)(2)    (50,376)        2,633,823
   Deposits                                                               -        120,000                 -           120,000
   Current portion of long-term debt                                798,983        782,405 (1)      (798,983)          782,405
   Convertible Senior Notes                                               -      2,063,524                 -         2,063,524
                                                                 -------------------------------------------------------------
Total current liabilities                                         1,356,975      9,835,046        (1,109,556)       10,082,465

Convertible Senior Notes, less current portion                            -      7,537,951                 -         7,537,951
Long-term debt, less current portion                                658,842        374,624 (1)      (658,842)          374,624
Convertible debentures, less current portion                              -         91,394                 -            91,394
                                                                 -------------------------------------------------------------
Total liabilities                                                 2,015,817     17,839,015        (1,768,398)       18,086,434

Shareholders'/Members' equity:
  Series A convertible preferred stock, no par value;
    1,800,000 shares authorized; 527,832 issued and
    outstanding at March 31, 2003                                         -      3,738,892                 -         3,738,892
  Bayview Members' Equity, 95,000 units issued and outstanding at
    March 31, 2003                                                1,778,229              - (1)    (1,778,229)                -
  USA Common Stock, no par value; 300,000,000 shares
    authorized; 131,880,995 issued and outstanding shares at
    March 31, 2003                                                        -     65,714,460 (1)     9,278,200        74,992,660
  Accumulated deficit                                                     -    (69,350,887)                -       (69,350,887)
  Accumulated other comprehensive loss                                    -       (568,798)                -          (568,798)
                                                                 -------------------------------------------------------------
Total shareholders'/members' equity (deficit)                     1,778,229       (466,333)        7,499,971         8,811,867
                                                                 -------------------------------------------------------------
Total liabilities and shareholders'/members' equity              $3,794,046    $17,372,682       $ 5,731,573       $26,898,301
                                                                 =============================================================



       SEE NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                             USA Technologies, Inc.
                 Pro Forma Consolidated Statement of Operations
                        For the year ended June 30, 2002
                                   (Unaudited)


                                                                                        Acquisition
                                                             Bayview          UST       Adjustments      Pro Forma
                                                             -------          ---       -----------      ---------
Revenues                                                  $  4,900,086   $  1,682,701             -    $  6,582,787


Operating expenses:
      Cost of sales                                          2,459,033      3,914,927             -       6,373,960
      General and administrative                             1,141,883      7,989,651             -       9,131,534
      Compensation                                           1,085,481      4,654,662             -       5,740,143
      Depreciation and amortization                            154,723        440,238(5)    836,852       1,431,813
                                                          ------------   ------------    ----------    ------------
Total operating expenses                                     4,841,120     16,999,478       836,852      22,677,450
                                                          ------------   ------------    ----------    ------------
                                                                58,966    (15,316,777)     (836,852)    (16,094,663)

Other income (expense):
      Interest income                                                -         15,791             -          15,791
      Interest expense                                        (119,254)    (1,987,434)(4)   119,254      (1,987,434)
      Other, net                                                     -        (26,387)            -         (26,387)
                                                          ------------   ------------    ----------    ------------
Total other income (expense)                                  (119,254)    (1,998,030)      119,254      (1,998,030)
                                                          ------------   ------------    ----------    ------------

Net loss                                                       (60,288)   (17,314,807)     (717,598)    (18,092,693)
Cumulative preferred dividends                                       -       (822,561)            -        (822,561)
                                                          ------------   ------------    ----------    ------------
Loss applicable to common shares                          $    (60,288)  $(18,137,368)   $ (717,598)   $(18,915,254)
                                                          ============   ============    ==========    ============

Loss per common share (basic and diluted)                                      $(0.50)                       $(0.34)
                                                                               ======                        ======
Weighted average number of common shares
      outstanding (basic and diluted)                                      35,994,157    20,170,000      56,164,157
                                                                          ===========    ==========     ===========

                             USA Technologies, Inc.
                 Pro Forma Consolidated Statement of Operations
                    For the nine months ended March 31, 2003
                                   (Unaudited)

                                                                                        Acquisition
                                                             Bayview           UST       Adjustments      Pro Forma
                                                             -------           ---       -----------      ---------
Revenue                                                    $ 4,073,508    $ 2,233,330             -    $  6,306,838

Operating expenses:
     Cost of sales                                           1,694,229      2,057,173             -       3,751,402
     General and administrative                              1,105,743      4,951,021             -       6,056,764
     Compensation                                              885,207      2,767,168             -       3,652,375
     Depreciation and amortization                              99,206        734,026(3)    673,467       1,506,699
     Loss on exchange of debt                                        -        959,352             -         959,352
                                                           -----------    -----------    ----------    ------------
Total operating expenses                                     3,784,385     11,468,740       673,467      15,926,592
                                                           -----------    -----------    ----------    ------------
                                                               289,123     (9,235,410)     (673,467)     (9,619,754)

Other income (expense):
     Interest income                                                 -         11,956             -          11,956
     Interest expense                                          (92,561)    (3,319,444)(4)    92,561      (3,319,444)
                                                           -----------    -----------    ----------    ------------
Total other income (expense)                                   (92,561)    (3,307,488)       92,561      (3,307,488)
                                                           -----------    -----------    ----------    ------------
Net income (loss)                                              196,562    (12,542,898)     (580,906)    (12,927,242)
Cumulative preferred dividends                                       -       (793,586)            -        (793,586)
                                                           -----------    -----------    ----------    ------------
(Loss) income applicable to common shares                  $   196,562   $(13,336,484)    $(580,906)   $(13,720,828)
                                                           ===========    ===========    ==========    ============

Loss per common share (basic and diluted)                                      $(0.15)                       $(0.12)
                                                                               ======                        ======
Weighted average number of common shares
  outstanding (basic and diluted)                                          91,491,804     20,170,000    111,661,804
                                                                           ==========     ==========    ===========

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(1) To record the acquisition of the operating assets of Bayview as defined in the asset purchase agreement consisting primarily of the patents and other intellectual property relating to Bayview's energy conservation devices for the vending industry and customer accounts. The purchase price is assumed to be paid by the issuance of 20,000,000 shares of USA Technologies, Inc. Common Stock ($9,200,000) and payment of $631,247 in cash. Costs associated with the acquisition include the issuance of 170,000 shares of USA Technologies, Inc. Common Stock ($78,200) and an estimate of $150,000 for payment of services rendered to UST in connection with the acquisition. The total estimated investment of $10,059,447 plus an estimated liability of $40,000 assumed is allocated among the assets acquired - property and equipment ($237,051), inventory ($40,000), prepaid expenses ($16,977), intangibles assets ($9,500,000) and goodwill ($305,419).

(2) The cash portion of the purchase price and costs associated with the acquisition are assumed to have been paid from USA cash as of March 31, 2003 with the remainder reflected in accrued expenses.

(3) To eliminate amortization of intangible assets recorded by Bayview and to record amortization of intangible assets acquired in the acquisition as if the acquisition had occurred on July 1, 2002. Acquired intangible assets are comprised of patents, non-compete and consulting agreements and trademark and tradenames and are amortized over five to ten years.

(4) To eliminate interest expense recorded by Bayview as the related debt was not assumed by USAT under the asset purchase agreement.

(5) To eliminate amortization of intangible assets recorded by Bayview and to record amortization of intangible assets acquired in the acquisition as if the acquisition had occurred on July 1, 2001. Also to eliminate amortization of goodwill recorded by Bayview pertaining to periods prior to the adoption of Financial Accounting Standards Board Statement No. 142, Goodwill and other Intangible Assets, as to which goodwill is no longer amortized.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             USA TECHNOLOGIES, INC.





Dated: September 24, 2003                      By: /s/   George R. Jensen, Jr.,
                                                  ------------------------------
                                                  George R. Jensen, Jr.
                                                  Chief Executive Officer